                                                                    EXHIBIT 4.1



















                               FLEET NATIONAL BANK

                                       AND

                               GENZYME CORPORATION


                                CREDIT AGREEMENT

                                  JUNE 28, 1996

                                TABLE OF CONTENTS
                                -----------------


1. BACKGROUND AND DEFINED TERMS..............................................1

  1.1. Original Agreement....................................................1
  1.2. $15,000,000 Revolving Line of Credit..................................1
  1.3 $215,000,000 Line of Credit............................................1
  1.4 Defined Terms..........................................................1

2. REVOLVING LINE OF CREDIT..................................................1

  2.1 Revolving Credit Commitment............................................1
  2.2. Procedure for Revolving Credit Borrowings.............................1
  2.3 Interest on Revolving Credit Loans.....................................2
    2.3.1 LIBOR Advances.....................................................2
    2.3.2 Cost of Funds Advances.............................................2
  2.4 Payment of Interest....................................................3
  2.5 Default Rate...........................................................3
  2.6 Revolving Credit Note..................................................3
  2.7 Calculation of Interest................................................3
  2.8 Interest Limitation....................................................3
  2.9 Fees...................................................................3
    2.9.1 Structuring Fee....................................................3
    2.9.2 Undrawn Commitment Fee.............................................4
    2.9.3 Late Payment Charge................................................4
  2.10 Payments..............................................................4
  2.11 Reduction in Revolving Credit Commitment..............................4
  2.12 Prepayment............................................................5
    2.12.1 Mandatory Prepayment..............................................5
    2.12.2 Voluntary Prepayment..............................................5
  2.13 Make Whole Provision..................................................5
  2.14 Increased Costs.......................................................5
  2.15 Illegality............................................................6
  2.16 Additional Advance Conditions.........................................6
    2.16.1 Availability......................................................6
    2.16.2 Payments Net of Taxes.............................................6
    2.16.3 Successor LIBOR Interest Period Not Selected......................7
    2.16.4 Successor Cost of Funds Maturity Date Not Selected................7

3. REPRESENTATIONS AND WARRANTIES............................................7

  3.1 Financial Information..................................................7
  3.2 No Violations..........................................................7
  3.3 No Litigation..........................................................7
  3.4 Use of Proceeds........................................................8
  3.5 Organization...........................................................8
  3.6 Due Authority..........................................................8
  3.7 Authorization..........................................................8
  3.8 Valid and Binding......................................................8
  3.9 IRC and ERISA..........................................................8
  3.10 No Default............................................................9
  3.11 Taxes.................................................................9




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  3.12 Intellectual Property Rights..........................................9
  3.13 Consents; No Burdensome Agreements...................................10
  3.14 Compliance with Laws Including Environmental and Safety Matters......10
  3.15 No Liens.............................................................10
  3.16 Regulation U, Etc. ..................................................10
  3.17 Investment Company Act, Etc. ........................................10
  3.18 Background Information and Certificates..............................11
  3.19 Continuous Nature of Representations and Warranties..................11
4. COVENANTS................................................................11

  4.1 Notices...............................................................11
  4.2 Financial Statements and Reports......................................11
    4.2.1 Annual Statements of Borrower.....................................11
    4.2.2 Periodic Statements...............................................11
    4.2.3 Accountant Letter.................................................11
    4.2.4 Description of Trends and Compliance..............................12
    4.2.5 Financial Statements; Reports; Notices, Etc. .....................12
    4.2.6 Data Requested; Annual Budget.....................................12
    4.2.7 Plan Events.......................................................12
    4.2.8 Intellectual Property Rights......................................12
  4.3 Existence.............................................................12
  4.4 Payment of Taxes and Other Obligations................................13
  4.5 Conduct of Business; Compliance With Law..............................13
  4.6 Insurance.............................................................13
  4.7 Recordkeeping; Rights of Inspection...................................13
  4.8 Prohibition of Fundamental Changes....................................13
  4.9 Contingent Liabilities................................................13
  4.10. Indebtedness........................................................14
  4.11 Liens................................................................14
  4.12 Bank Accounts........................................................15
  4.13 Costs and Expenses...................................................16
  4.14 Compliance with Legal Requirements...................................16
  4.15 Certain Borrower Financial Covenants.................................16
    4.15.1 Minimum Cash Coverage of Funded Debt.............................16
    4.15.2 Minimum Liquidity................................................16
    4.15.3 Minimum Tangible Net Worth.......................................17
    4.15.4 Profitability....................................................17
    4.15.5 Certain Definitions..............................................17

5. SPECIAL PROVISIONS.......................................................19

  5.1 Right to Contest......................................................19
    5.1.1 Taxes and Claims by Third Parties.................................19
  5.1.2 Legal Requirements..................................................19
  5.2 Revolving Credit Loans not Secured by Property........................19

6. CONDITIONS PRECEDENT.....................................................19

  6.1 Conditions of Initial Revolving Credit Loan...........................19
    6.1.1 Execution of Documents, Etc. .....................................19
    6.1.2 Proceedings; Receipt of Documents.................................19
    6.1.3 Legal Opinion.....................................................20
    6.1.4 Material Litigation...............................................20

    6.1.5 No Material Adverse Effect........................................20
    6.1.6 Consents and Approvals............................................20
    6.1.7 Additional Matters................................................20
  6.2 Conditions of All Revolving Credit Loans..............................20
    6.2.1 Representations...................................................20
    6.2.2 Credit Limit Compliance...........................................20
    6.2.3 No Default........................................................20

7. EVENTS OF DEFAULT........................................................21

  7.1 Default and Events of Default.........................................21
    7.1.1 Generally.........................................................21
    7.1.2 Revolving Credit Note.............................................21
    7.1.3 Financial Status and Insolvency...................................21
    7.1.4 Breach of Representation or Warranty..............................22
    7.1.5 Plan Defaults.....................................................22
  7.2 Grace Periods and Notice..............................................22
    7.2.1 No Notice or Grace Period For Bankruptcy and Certain Covenants....22
    7.2.2 No Notice or Grace Period For Nonpayment of Interest and
            Principal.......................................................22
    7.2.3 Other Monetary Defaults...........................................22
    7.2.4 Nonmonetary Defaults Capable of Cure..............................23
  7.3 Certain Lender Remedies...............................................23
    7.3.1 Accelerate Debt...................................................23
    7.3.2 Pursue Remedies...................................................23
    7.3.3 Termination of Commitment.........................................23
  7.4 Written Waivers.......................................................23

8. SECURITY INTEREST AND SET-OFF............................................23

  8.1 Security Interest.....................................................23
  8.2 Set-Off and Debit.....................................................23
  8.3 Right to Freeze.......................................................24
  8.4 Additional Rights.....................................................24

9. GENERAL PROVISIONS.......................................................24

  9.1 Notices...............................................................24
  9.2 Limitations on Assignment.............................................25
  9.3 Further Assurances....................................................25
  9.4 Parties Bound.........................................................26
  9.5 Waivers, Extensions and Releases......................................26
  9.6 GOVERNING LAW; CONSENT TO JURISDICTION; MUTUAL WAIVER Of JURY TRIAL...26
    9.6.1 Substantial Relationship..........................................26
    9.6.2 Place of Delivery.................................................26
    9.6.3 Governing Law.....................................................26
    9.6.4 Consent to Jurisdiction...........................................26
    9.6.5 JURY TRIAL WAIVER.................................................26
  9.7 Survival..............................................................27
  9.8 Cumulative Rights.....................................................27
  9.9 Claims Against Lender.................................................27
    9.9.1 Borrower Must Notify..............................................27
    9.9.2 Remedies..........................................................27
    9.9.3 Limitations.......................................................27

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    9.9.4 Indemnification...................................................28
  9.10 Obligations Absolute.................................................28
  9.11 Table of Contents, Title and Headings................................28
  9.12 Counterparts.........................................................28
  9.13 Satisfaction of Commitment; Termination of First Amendment...........28
  9.14 Right to Participate.................................................28
  9.15 Time Of the Essence..................................................29
  9.16 No Oral Change.......................................................29
  9.17 Monthly Statements...................................................29
  9.18 Confidentiality......................................................29

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                                CREDIT AGREEMENT

      CREDIT AGREEMENT ("Credit Agreement" or "Agreement") made and entered into as of the 28th day of June, 1996, by and among GENZYME CORPORATION, a Massachusetts corporation, having a principal place of business at Building 1400, One Kendall Square, Cambridge, Massachusetts 02139 ("Borrower") and FLEET NATIONAL BANK, a national banking association, having an address at 75 State Street, Boston, Massachusetts 02109 ("Lender").

                              W I T N E S S E T H:

      1.    BACKGROUND AND DEFINED TERMS.
            -----------------------------

      1.1 ORIGINAL AGREEMENT. Borrower and Fleet Bank of Massachusetts, N.A. ("Fleet-MA"), the predecessor to the Lender, entered into a Term Loan Agreement dated as of June 13, 1994 (the "Term Loan Agreement") pursuant to which Lender made a $21,500,000 secured term loan to Borrower (the "Term Loan").

      1.2 $15,000,000 REVOLVING LINE OF CREDIT. Borrower and Fleet-MA entered into a First Amendment to Term Loan Agreement dated as of August 29, 1994 (the "First Amendment") pursuant to which Fleet-MA made available to Borrower an unsecured $15,000,000 line of credit (the "$15,000,000 Line of Credit"). The term of the $15,000,000 Line of Credit was extended pursuant to a Second Amendment to Term Loan Agreement dated as of August 31, 1995 (the "Second Amendment).

      1.3 $215,000,000 LINE OF CREDIT. Borrower has requested that Lender provide it with an unsecured revolving line of credit in the aggregate amount of $215,000,000, which will replace the $15,000,000 Line of Credit, and Lender has agreed to do so, subject to the terms and conditions hereof.

      1.4 DEFINED TERMS. Capitalized terms used in this Credit Agreement have the meanings given such terms either in Schedule A or in specific sections of this Agreement.

      2.    REVOLVING LINE OF CREDIT.
            -------------------------

      2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions hereof, Lender agrees to make Revolving Credit Loans to Borrower from time to time during the Revolving Credit Commitment Period, provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans does not exceed the Revolving Credit Commitment. The Revolving Credit Loans may be repaid and reborrowed only during the Revolving Credit Commitment Period, and shall be due and payable on the Revolving Credit Termination Date.

      2.2 PROCEDURE FOR REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions hereof, Borrower may borrow under the Revolving Credit Commitment during the Revolving

Credit Commitment Period on any Business Day. Borrower may request Revolving Credit Loans, from time to time, by submitting irrevocable Revolving Credit Loan requests in such form and manner as Lender may require or permit (including, without limitation, telephone requests, confirmed promptly in writing), specifying, among other information, the amount to be borrowed, the requested Borrowing Date, the interest rate mode (based on the Cost of Funds Rate or the LIBO Rate, as provided in Section 2.3) selected by Borrower, the applicable LIBOR Interest Period for any LIBOR Advance and the Maturity Date for any Cost of Funds Advance, and the manner in which Borrower would like the proceeds of such Revolving Credit Loan disbursed. If such Revolving Credit Loan request is properly made and received by Lender prior to 10:00 a.m. (Eastern Time) on a Business Day, requesting a Revolving Credit Loan on the next Business Day following the Business Day upon which the request is made, Lender shall use reasonable efforts to make the Revolving Credit Loan on the requested Business Day. If, however, such Revolving Credit Loan request is received by Lender after 10:00 a.m. (Eastern Time) on a Business Day, Lender shall use reasonable efforts to make the Revolving Credit Loan not later than the second Business Day following the Business Day upon which the request was made. All telephone requests shall be confirmed promptly in writing and Borrower shall indemnify and hold Lender harmless for any action, including the making of any advance or any actual loss or expenses taken or incurred by Lender in reliance upon any such telephone request. Each borrowing pursuant to the Revolving Credit Commitment shall be in the amount of $100,000 or an integral multiple thereof, provided that any such borrowing, together with the aggregate principal amount of the Revolving Credit Loans then outstanding, shall not exceed the Revolving Credit Commitment then in effect. Except as otherwise requested, the proceeds of all Revolving Credit Loans will be made available to Borrower by Lender by crediting Borrower's deposit account with Lender.

      2.3 INTEREST ON REVOLVING CREDIT LOANS. The Borrower shall pay interest on the unpaid principal amount of the Revolving Credit Loans outstanding at any time, and from time to time from the respective date such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at an interest rate per annum equal to one of the following rates, as elected by the Borrower as provided herein:

            2.3.1 LIBOR ADVANCES. For each LIBOR Advance made during the Initial Loan Period, the Adjusted LIBO Rate plus 62.5 basis points (0.625%), and upon the first day following the Initial Loan Period and thereafter at the Adjusted LIBO Rate plus 75 basis points (0.75%); and

            2.3.2 COST OF FUNDS ADVANCES. For each Cost of Funds Advance made during the Initial Loan Period, the Cost of Funds Rate plus 62.5 basis points (0.625%), and upon the first day following the Initial Loan Period and thereafter at the Cost of Funds Rate plus 75 basis points (0.75%);

provided, however, that upon the effective date of the reduction by Borrower pursuant to Section 2.11 of the Revolving Credit Commitment to $25,000,000, the interest rate payable on each LIBOR Advance made thereafter shall be the Adjusted LIBO Rate plus 62.5 basis points




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
(0.625%) and the interest rate on each Cost of Funds Advance made thereafter shall be the Cost of Funds Rate plus 62.5 basis points (0.625%).

      2.4 PAYMENT OF INTEREST. Interest on Cost of Funds Advances, and Revolving Credit Loans bearing interest at the Prime Rate, shall be payable in arrears on the first day of each month commencing on July 1, 1996, and monthly thereafter and, for Cost of Funds Advances, on the Maturity Date applicable thereto or for Revolving Credit Loans bearing interest at the Prime Rate, when such Revolving Credit Loans are repaid in full. Interest on LIBOR Advances shall be payable in arrears on the first to occur of the last day of the applicable LIBOR Interest Period or upon the prepayment of such LIBOR Advance.

      2.5 DEFAULT RATE. Notwithstanding anything to the contrary contained herein, after maturity (whether at the stated maturity, by acceleration after an Event of Default or otherwise), interest shall be payable on the unpaid principal balance of all outstanding Revolving Credit Loans at a rate that is four percent (4%) in excess of the rate otherwise payable, until fully paid.

      2.6 REVOLVING CREDIT NOTE. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note. Lender is hereby authorized to record the date and amount of each (i) Revolving Credit Loan and (ii) payment or prepayment of principal, on the schedule annexed to the Revolving Credit Note, or on such related records maintained by Lender with respect to Revolving Credit Loans, and, absent manifest error, any such notation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded and in the event that Borrower fails to object, within thirty (30) days of receipt of Lender's periodic reports to Borrower with respect to Revolving Credit Loans, such notations shall be conclusive and binding as against Borrower; PROVIDED, HOWEVER, that any failure by Lender to make such notation on such schedule or such related records shall not affect the obligations of Borrower under the Revolving Credit Note or this Agreement.

      2.7 CALCULATION OF INTEREST. Interest and fees on Revolving Credit Loans shall be calculated on the basis of a 360-day year for the actual days elapsed, from and including the date of each Revolving Credit Loan to but excluding the date of any repayment.

      2.8 INTEREST LIMITATION. No provision of this Agreement or the Revolving Credit Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law. To the extent that any interest received by Lender exceeds the maximum amount permitted, such payment shall be credited to unpaid principal, provided, however, that any excess amount remaining after full payment of principal shall be refunded to Borrower.

      2.9 FEES. In addition to the fees set forth in the letter agreement of even date between Borrower and Lender, Borrower agrees to pay the following:

            2.9.1 STRUCTURING FEE. The Borrower shall pay to the Lender a structuring fee equal to five (5) basis points on the initial Revolving Credit Commitment ($107,500.00) of which $25,000.00 was fully earned and paid upon the issuance by the Lender of its commitment letter dated June 13, 1996 relating to this credit facility and the balance of $82,500.00 shall be fully earned and paid upon the Closing Date.

            2.9.2 UNDRAWN COMMITMENT FEE. Borrower agrees to pay to Lender an Undrawn Commitment Fee equal to twenty (20) basis points (.20%) per annum calculated upon the amount by which the Revolving Credit Commitment exceeds the average daily principal balance of the Revolving Credit Loans outstanding during the immediately preceding fiscal quarter of Borrower (or part thereof), which fee shall be payable quarterly in arrears on the first Business Day of each fiscal quarter of Borrower.

            2.9.3 LATE PAYMENT CHARGE. Any payment of principal or interest on the Revolving Credit Loans not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

      2.10 PAYMENTS. All payments (including prepayments) made by Borrower hereunder or under the Revolving Credit Note shall be made in immediately available funds not later than 2:00 p.m., (Eastern time), on the due date at Lender's office located at 75 State Street, Boston, Massachusetts 02109 (or at such other office as Lender may specify to Borrower in writing). If any payment becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. All payments shall be made without setoff or counterclaim and free and clear of, and without deduction for, any charge of any kind. All payments received by Lender after 2:00 p.m. on any Business Day shall not be deemed received until the next Business Day. On the date any payment of principal or interest is due on account of the Revolving Credit Loans, Lender will effect payment by debiting Borrower's deposit accounts with Lender in an amount equal to all or any portion of such payment due, but the failure of Lender to debit Borrower's deposit accounts shall not relieve Borrower of its obligation to make payments as required hereunder other than the Borrower's obligation to pay a late payment charge under Section 2.9.4 if immediately available funds in the amount required to make such payment were available at all times following the payment date.

      2.11 REDUCTION IN REVOLVING CREDIT COMMITMENT. The Borrower shall have the right to reduce the Revolving Credit Commitment at any time and from time to time provided that (a) the Borrower shall give the Lender not less three (3) Business Days notice of such reduction, (b) each reduction shall be in a minimum amount of $5,000,000.00, (c) the Revolving Credit Commitment shall not be reduced below $25,000,000.00 (the "Minimum Revolving Credit Commitment") during the Revolving Credit Commitment Period, and (d) the Borrower shall not reduce the Revolving Credit Limit unless, after giving effect to such reduction, the Revolving Credit Commitment shall equal or exceed the aggregate outstanding amount of the Revolving Credit Loans.



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      2.12  PREPAYMENT.

            2.12.1 MANDATORY PREPAYMENT. If at any time the aggregate unpaid principal amount of the Revolving Credit Loans exceeds the Revolving Credit Commitment, Borrower shall immediately pay an amount at least equal to such excess, together with accrued interest on the amount paid to the date of payment and the make-whole amount, if any, due under Section 2.13.

            2.12.2 VOLUNTARY PREPAYMENT. The Revolving Credit Loans may be prepaid in full or in part at any time upon three (3) Business Days prior written notice to Lender, together with the payment of the make-whole amount, if any, due under Section 2.13.

      2.13 MAKE WHOLE PROVISION. The Borrower shall pay to the Lender, immediately upon request and notwithstanding contrary provisions contained herein, such amounts as shall, in the conclusive judgment of Lender (in the absence of manifest error), compensate Lender for the loss, cost or expense which it may reasonably incur as a result of (a) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of (i) a LIBOR Advance on a date other than the last day of the applicable LIBOR Interest Period, or (ii) a Cost of Funds Advance on a date other than the applicable Maturity Date for such Cost of Funds Advance, (b) the failure of all or a portion of a Revolving Credit Loan pursuant to the request of the Borrower to be advanced hereunder (except as a result of a failure by Lender to fulfill Lender's obligations to fund), or (c) the failure of the Borrower to borrow in accordance with any request submitted by it for a Revolving Credit Loan. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred by Lender, plus any amounts required to compensate Lender for any loss, cost or expense incurred by reason of the liquidation or re-deployment of deposits or other funds acquired by Lender to fund or maintain a Revolving Credit Loan plus, in any event a Yield Maintenance Fee. The Yield Maintenance Fee shall be an amount equal to the product of: (a) the amount so prepaid, not advanced or not borrowed, as the case may be, multiplied by (b) the difference between the interest, then in effect, or which would have been in effect (computed separately for each outstanding maturity or installment), and the Treasury Rate in effect on the date of the occurrence (computed separately for each outstanding maturity or installment) for such Revolving Credit Loan, which product shall be multiplied by (c) a fraction, the numerator of which is the number of days from the date of occurrence to the last day of the applicable LIBOR Interest Period (or, if applicable, each LIBOR Interest Period) with respect to LIBOR Advances and the Maturity Date (or, if applicable, each Maturity Date) with respect to Cost of Funds Advances and the denominator of which is 360 days; HOWEVER, if or to the extent that the applicable interest rate for the applicable LIBOR Interest Period or the applicable Maturity Date (computed separately for each maturity or installment), as the case may be, is equal to or less than the Treasury Rate, no Yield Maintenance Fee shall be payable.

      2.14 INCREASED COSTS. If, due to any one or more of: (i) the introduction after the date hereof of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Adjusted

LIBO Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request issued after the date hereof from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Lender of agreeing to make or making, funding or maintaining Revolving Credit Loans, including, without limitation, changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Lender, with respect to all or any portion of the Revolving Credit Loans, or any corporation controlling Lender, on account thereof, then the Borrower from time to time shall, upon written demand by Lender, pay Lender additional amounts sufficient to indemnify the Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to the Borrower by the Lender, in the absence of manifest error, shall be conclusive and binding for all purposes.

      2.15 ILLEGALITY. Notwithstanding any other provision of this Agreement or the Revolving Credit Note, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive guideline or otherwise, that it is unlawful, for Lender to make or maintain Revolving Credit Loans with interest determined with reference to the LIBO Rate or Cost of Funds Rate or to continue to fund or maintain Revolving Credit Loans with interest determined with reference to the LIBO Rate or Cost of Funds Rate then, on written notice thereof and demand by Lender to the Borrower,
(a) (i) the obligation of Lender to make such Revolving Credit Loans shall terminate and (ii) all applicable outstanding Revolving Credit Loans shall bear interest at the Prime Rate per annum, or (b) at Borrower's option, Borrower shall immediately repay such Revolving Credit Loans in full plus the make-whole amount, if any, due under Section 2.13.

      2.16 ADDITIONAL ADVANCE CONDITIONS. The making of Revolving Credit Loans under Section 2.1 and the maintenance of LIBOR Advances shall be subject to the following additional terms and conditions:

            2.16.1 AVAILABILITY. If Lender notifies the Borrower that:

            (a) dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market, or

            (b) reasonable means do not exist for Lender to determine the LIBO Rate for the amounts and maturity requested or, upon selection by Borrower of a Maturity Date, the Cost of Funds Rate as determined pursuant to Section 2.3.2.

then the principal which would have been a LIBOR Advance shall bear interest at the Prime Rate per annum.

            2.16.2 PAYMENTS NET OF TAXES. All payments and prepayments of principal and interest on any LIBOR Advance be made net of any taxes and costs resulting from having principal and interest outstanding at or computed with reference to a LIBO Rate. Without limiting the generality of the preceding obligation, such taxes and costs include taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

            2.16.3 SUCCESSOR LIBOR INTEREST PERIOD NOT SELECTED. At the end of each applicable LIBOR Interest Period for each LIBOR Advance, unless Borrower selects another LIBOR Interest Period or elects to convert the borrowing to a Cost of Funds Advance in accordance with the provisions of this Agreement, the LIBOR Advance shall bear interest at the Prime Rate.

            2.16.4 SUCCESSOR COST OF FUNDS MATURITY DATE NOT SELECTED. At the Maturity Date for each Cost of Funds Advance, unless Borrower has properly notified Lender to extend the Cost of Funds Advance and designated a new Maturity Date or to convert the Cost of Funds Advance to a LIBOR Advance, the Cost of Funds Advance shall continue with successive Maturity Dates of seven (7) days until any such notification is received and effective.

      3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender for the express purpose of inducing Lender to enter into this Agreement and to make the Revolving Credit Loans hereunder as follows:

      3.1 FINANCIAL INFORMATION. The Financial Statements of Borrower that have been delivered to Lender are true, accurate and complete in all material respects and the same fairly present the financial condition of Borrower as of the dates thereof and the results of operations, shareholder's equity and cash flows for the periods then ended. No event or circumstance has occurred which would have a Material Adverse Effect on such financial condition since the dates of such Financial Statements. All Financial Statements of Borrower hereafter furnished to Lender shall have been prepared in accordance with GAAP, except as otherwise disclosed therein, subject only in the case of unaudited interim financial statements to normal year end audit adjustments and limited or no footnote disclosures, and shall be true, accurate and complete and shall fairly present the financial condition of Borrower as of the dates thereof.

      3.2 NO VIOLATIONS. The borrowing of the Revolving Credit Loans and the subsequent payment and performance of the Obligations evidenced by this Agreement and the Revolving Credit Note shall not constitute a violation of, or conflict with, any law, order, regulation, indenture, contract or agreement to which Borrower is a party or by which Borrower, or the property and assets thereof, may be bound, or of the charter and by-laws of, or any security issued by, Borrower.

      3.3 NO LITIGATION. There is no material litigation now pending, or to the best of Borrower's knowledge threatened, against Borrower in which there is a reasonable possibility of an adverse decision that would materially impair the ability of Borrower to pay and perform its obligations hereunder or under the Revolving Credit Note.

      3.4 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used to acquire the assets of Deknatel Snowden Pencer, Inc. and for Borrower's and its Subsidiaries' working capital needs and other general business purposes.

      3.5 ORGANIZATION. Borrower is a duly organized and validly existing corporation in good standing under the laws of The Commonwealth of Massachusetts. Borrower is duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of its business is such that the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

      3.6 DUE AUTHORITY. Borrower has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement.

      3.7 AUTHORIZATION. All required corporate actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower of this Agreement and the Revolving Credit Note.

      3.8 VALID AND BINDING. This Agreement had the Revolving Credit Note constitute the legal, valid and binding obligations of Borrower in accordance with the terms hereof and thereof, but in each instance subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of equitable remedies, subject to the discretion of the court before which any proceeding therefor may be brought.

      3.9 IRC AND ERISA. All Plans which are pension plans as defined in
Section 3(2) of ERISA, shall qualify under Section 401(a) of the IRC, and all Plans have been and shall be in compliance with the provisions of the IRC and ERISA, and have been and shall be administered in accordance with their terms. Except with respect to events which would not have a Material Adverse Effect on
Borrower: (a) none of the Plans has participated in, engaged in or been a party to any non-exempt "prohibited transaction" as defined in Section 406 of ERISA or Section 4975(c) of the IRC, and no officer, director or employee of Borrower or other Person for whose conduct Borrower may be responsible has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA; (b) there are no material claims, pending or threatened, involving any Plan by a current or former employee (or beneficiary thereof) of Borrower, nor is there any reasonable basis to anticipate any material claims involving any such Plans; (c) there have been no violations of any reporting or disclosure requirements with respect to any Plan and no such Plan has violated applicable law, including but not limited to ERISA and the IRC; (d) no Plan which is a defined benefit pension plan has (i) incurred a material unfunded post service liability, a material excess of "benefit liabilities" over the fair market value of Plan assets, or any "accumulated funding deficiency" (within the meaning of Section 412(a) of the IRC), whether or not waived, (ii) been a Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty (30) days of the occurrence has not been waived) has occurred and is continuing, or (iii) been a Plan with respect to which there exist conditions or events which have occurred presenting a risk of termination by PBGC; (e) no Plan which is a Multiemployer Plan to which Borrower contributes or has contributed has been a Plan with respect to which Borrower has received any notification that such Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA, and Borrower has not withdrawn from, or incurred any withdrawal liability to, any Multiemployer Plan; (f) there has been no violation of the applicable requirements of Section 4980B of the IRC pertaining to COBRA continuation coverage with respect to any Plan; and (g) no Plan which is a medical, dental, health, disability, insurance or other "employee welfare benefit plan" as defined in Section 3(1) of ERISA, has any unfunded accrued liability or provides benefits to former employees or retirees (except as may be required by COBRA).

      3.10 NO DEFAULT. Borrower is not in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting Borrower or by which any of Borrower's properties may be bound or affected which, if not cured within any applicable cure period, would have a Material Adverse Effect on Borrower, and no such order, award or decree has a Material Adverse Effect on Borrower. There is no Default by Borrower hereunder and no event has occurred and is continuing which could constitute a Default hereunder. Borrower is not in default under any indenture, agreement or instrument evidencing or securing any outstanding Indebtedness for borrowed money or Capital Lease Obligation of Borrower.

      3.11 TAXES. All federal, state, local and other tax reports and returns which are required to be filed by Borrower have been filed, except where extensions have been properly obtained, and Borrower has paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against Borrower or any of Borrower's properties in which the failure to pay would have a Material Adverse Effect on Borrower, and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (except as may be subject to contest as set forth in Section 5.1.1 of this Agreement).

      3.12 INTELLECTUAL PROPERTY RIGHTS. Except with respect to events or matters which are not reasonably expected to have a Material Adverse Effect on Borrower, (a) Borrower owns or licenses all material Intellectual Property necessary for the conduct of its business as presently conducted; (b) all material agreements pursuant to which Borrower licenses the manufacture, marketing or sale of products employing its Intellectual Property are in full force and effect; (c) no claims, demands, suits, or proceedings are pending or threatened which impair Borrower's rights in any material Intellectual Property used in the conduct of Borrower's business or any material agreement relating thereto; and (d) Borrower has not infringed any Intellectual Property of any other Person, and the present conduct of Borrower's business does not infringe any such rights.

      3.13 CONSENTS; NO BURDENSOME AGREEMENTS. No consent, or authorization of, filing with, or notice to, any governmental entity or any other Person is or shall be required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of this Agreement or the Revolving Credit Note. Borrower is not a party to or bound by any agreement or instrument or subject to any corporate restriction (including any restriction set forth in its charter or by-laws) that is reasonably expected to have a Material Adverse Effect.

      3.14 COMPLIANCE WITH LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTER. Borrower is in compliance in all material respects with all Legal Requirements including, without limitation, all environmental, health and safety statutes and regulations and specifically the Federal Food, Drug and Cosmetic Act, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, the Federal Occupational Safety and Health Act and Massachusetts General Laws, Chapters 21C and 21E and the regulations promulgated thereunder. To the knowledge of Borrower, Borrower is not subject to any material judicial or administrative proceedings alleging the violation of any applicable law or regulation. Borrower is not the subject of any federal, state or local investigation regarding, among other matters, the release of any Hazardous Material into the environment, the results of which would reasonably be likely to materially and adversely affect Borrower's financial condition, operations, business or prospects. Borrower does not have, any contingent liabilities in connection with any release of any Hazardous Material into the environment which would reasonably be likely to materially and adversely affect Borrower's financial condition, operations, businesses or prospects.

      3.15 NO LIENS. There are no liens on the Borrower's or its Subsidiaries' properties, except as permitted under Section 4.11.

      3.16 REGULATION U, ETC. Borrower is not and shall not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulations G, T, U or X of the Board of Governors of the Federal Reserve System and any successors thereto as now and from time to time hereafter in effect), and no portion of the proceeds of the Revolving Credit Loans hereunder will be used (a) for "purchasing" or "carrying" any "margin stock" as so defined or to extend credit to others for the purpose thereof, or to repay or refund Indebtedness previously incurred for that purpose, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

      3.17 INVESTMENT COMPANY ACT, ETC. Borrower is not and shall not be an "investment company" registered or required to be registered under the Investment Company Act of 1940, or a company "controlled" (within the meaning of such Investment Company Act) by such an "Investment Company". Borrower is not and shall not be subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act,

Massachusetts General Laws, Chapter 164 or to any other federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

      3.18 BACKGROUND INFORMATION AND CERTIFICATES. The factual information contained in the financial statements, reports, SEC filings, certificates and opinions furnished to Lender by or on behalf of Borrower in connection with the Property or the Loan, is, or shall be, as of the respective dates thereof, true, accurate and complete in all material respects, and, except for certificates which are intended to be limited in scope, does not, and shall not, omit any material fact necessary to make the same not misleading in any material respect.

      3.19 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation or warranty contained in this Agreement shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's and its Subsidiaries' business or operations which would not render the information contained herein or in any disclosure schedule hereto inaccurate, incomplete or misleading or which are expressly permitted hereunder.

      4. COVENANTS. From the date hereof and so long as the Revolving Credit Commitment remains in effect, or any of the Revolving Credit Loans or other Obligations remain outstanding, the Borrower covenants and agrees, unless the Lender shall otherwise consent in writing, as follows:

      4.1 NOTICES. Borrower shall, with reasonable promptness, but in all events within ten (10) days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which constitutes a Default hereunder. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default.

      4.2 FINANCIAL STATEMENTS AND REPORTS. Borrower shall furnish or cause to be furnished to Lender from time to time, the following financial statements and reports and other information:

            4.2.1 ANNUAL STATEMENTS OF BORROWER. As soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of Borrower, Financial Statements of Borrower for such fiscal year;

            4.2.2 PERIODIC STATEMENTS. As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, Financial Statements of Borrower for such fiscal quarter;

            4.2.3 ACCOUNTANT LETTER. When received by Borrower, a copy of the management letter of Borrower's accountants addressed to its Board of Directors, if such letter is prepared;

            4.2.4 DESCRIPTION OF TRENDS AND COMPLIANCE. (i) Simultaneously with delivery of the Financial Statements, a copy of Borrower's Form 10-Q or 10-K filing made for the periods covered by the Financial Statements required hereunder, or, if such filings are not available, a brief narrative description of material business and financial trends and developments and significant transactions that have occurred in the period or periods covered thereby, together with (ii) a Compliance Certificate as of the date of such Financial Statements, in the form attached as EXHIBIT B hereto;

            4.2.5 FINANCIAL STATEMENTS; REPORTS; NOTICES, ETC. As and when issued, copies of all (i) financial statements, reports, notices and proxy statements sent to shareholders of Borrower; (ii) press releases and other statements generally made available by Borrower to the public, customers or the trade concerning material developments in the businesses of Borrower; and (iii) regular, periodic and special reports and registration statements or other official statements and prospectuses (and all amendments and supplements thereto) required to be filed by Borrower with the Securities and Exchange Commission or any successor thereto under Sections 13(a) or 15 of the Securities Exchange Act of 1934.

            4.2.6 DATA REQUESTED; ANNUAL BUDGET. Within a reasonable period of time and from time to time such other financial data or information as Lender may reasonably request with respect to the Borrower. Within a reasonable period of time after the end of each fiscal year of Borrower, Borrower, at Lender's request, will meet with Lender to discuss Borrower's anticipated financial results and business prospects for the current year.

            4.2.7 PLAN EVENTS. Borrower shall give Lender notice of the following events, as soon as possible and in any event within five (5) days after any officer of Borrower obtains knowledge thereof: (i) Borrower's failure to make any required payment to any Plan in sufficient amount to comply with ERISA and the IRC on or before the due date for such payment; (ii) the occurrence or expected occurrence of any Reportable Event, "prohibited transaction" or "accumulated funding deficiency" with respect to any Plan; (iii) receipt by Borrower of any notice (A) from a Multiemployer Plan regarding the imposition of withdrawal liability; or (B) of the institution, or expectancy of the institution, of any proceeding or any other action which may result in the termination of any Plan, or Borrower's withdrawal or partial withdrawal from any Plan.

            4.2.8 INTELLECTUAL PROPERTY RIGHTS. Within thirty (30) days of obtaining knowledge thereof, Borrower shall provide Lender with a written notice and reasonable description of any events or conditions which, if they existed and were known to Borrower on the date of this Agreement, would have violated the warranty and representation made in Section 3.12 (dealing with Intellectual Property Rights).

      4.3 EXISTENCE. Borrower shall preserve and keep in full force and effect its corporate existence and all franchises, licenses, permits and approvals material to the conduct of its business.

     4.4 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Subject to the rights to contest set forth in Section 5.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to its property and assets, and shall duly pay all Indebtedness for borrowed money as such becomes due and payable.

      4.5 CONDUCT OF BUSINESS; COMPLIANCE WITH LAW. Borrower shall continue to be engaged principally in the biotechnology, pharmaceutical and diagnostic services businesses. Borrower shall operate its business and conduct its affairs in a lawful manner and in compliance with all material Legal Requirements applicable thereto.

      4.6 INSURANCE. Borrower shall maintain insurance with responsible companies in such amounts and against such risks as is usually carried by similar businesses.

      4.7 RECORDKEEPING; RIGHTS OF INSPECTION. Borrower shall (i) keep proper books of record and account at its Cambridge, Massachusetts headquarters or at its offices in Framingham, Massachusetts or at any other location in Massachusetts, upon written notice to Lender, in which full, true and correct entries, in conformity with GAAP, are made of all dealings and transactions in relation to its properties, business and activities; (ii) permit Persons authorized by Lender to visit and inspect its books of record and account and to discuss the affairs, finances and accounts of Borrower with its officers and independent public accountants, all at such times during normal business hours after reasonable prior notice and as often as Lender may reasonably request; and
(iii) permit Lender to perform audits of such books and records of account, at Lender's expense prior to the occurrence of a Default and, thereafter at Borrower's expense.

      4.8 PROHIBITION OF FUNDAMENTAL CHANGES. Borrower shall not (a) enter into any transaction of merger or consolidation or liquidate, wind-up or dissolve itself (or allow any such liquidation or dissolution) except (upon prior written notice to Lender if the transaction is reportable to the Securities and Exchange Commission), a merger or consolidation in which the Borrower is the surviving entity and which, giving effect to the merger or consolidation, would not result in a breach of the covenants contained in Section 4.15 (which deals with certain financial covenants); or (b) convey, sell, exchange, lease, assign, transfer or otherwise dispose of all or substantially all of its assets or, without the prior written consent of Lender not to be unreasonably withheld, any material assets, whether now owned or held or hereafter acquired, except in the ordinary course of business and as customary in the biotechnology, pharmaceutical and diagnostic services industries (which exceptions may include, without limitation, currency and interest rate hedging transactions and licensing of patents and product rights).

      4.9 CONTINGENT LIABILITIES. Borrower and its Consolidated Subsidiaries shall not create, incur, assume or allow to exist any Contingent Liability in excess of $10,000,000 (without duplication), in the aggregate, at any one time outstanding, (other than the existing Contingent Liabilities set forth on Schedule 4.9) without the prior written consent of the Lender, which shall not be unreasonably withheld.

      4.10 INDEBTEDNESS. At all times that the Revolving Credit Commitment exceeds the Minimum Revolving Credit Commitment, the Borrower will not create, incur or suffer to exist any Indebtedness EXCEPT:

            (a)  Indebtedness to the Lender hereunder;

            (b) Indebtedness outstanding on the initial Borrowing Date and set forth in the Financial Statements furnished to Lender and any renewals, extensions or refinancings thereof provided that such renewals, extensions or refinancings shall not increase the amount of such Indebtedness or provide any collateral security for it, and not mature prior to the original maturity of such Indebtedness;

            (c) Indebtedness under or in respect of currency exchange contracts or interest rate protection obligations incurred in the ordinary course of business;

            (d) Indebtedness in connection with performance bonds or letters of credit obtained and issued in the ordinary course of business, including letters of credit related to insurance associated with claims for work-related injuries;

            (e) Indebtedness with respect to Liens permitted under Section 4.11(d);

            (f) Indebtedness in an amount not to exceed $30,000,000.00 incurred to finance the construction of a manufacturing facility and acquisition of equipment for the Genzyme Tissue Repair Division;

            (g) Indebtedness in an amount not to exceed $10,000,000.00 incurred to finance the business and operations of Genzyme (UK) Limited;

            (h) Indebtedness, the payment of which is subordinated to the payment of the Revolving Credit Loans and other Obligations hereunder in a manner reasonably satisfactory to Lender; and

            (i) Other unsecured Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

      4.11 LIENS. Borrower will not create or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any Indebtedness, except Liens:

            (a) for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or are being contested pursuant to Section 5.1 hereof;

            (b) imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' set-off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings diligently conducted and for which proper reserves or other provision has been made in accordance with GAAP;

            (c) arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            (d) incurred as purchase money Liens or other Liens of a conditional vendor sale or refundings thereof on fixed or capital assets acquired or held by Borrower to secure the purchase price of such property; provided that the Liens permitted by this clause (d) shall (i) at all times be confined solely to the property so purchased, and (ii) secure Indebtedness which does not exceed the lower of the fair market value on the date of purchase or the cost of the property so purchased;

            (e) Liens on the Genzyme Tissue Repair manufacturing facility and equipment securing the repayment of Indebtedness permitted under Section 4.10(f);

            (f) Liens on the assets of Genzyme (UK) Limited securing the repayment of the Indebtedness permitted under Section 4.10(g);

            (g) arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings, such judgment or aware is not secured by any Lien which is not discharged within thirty (30) days, and only so long as execution thereon shall be stayed;

            (h) those now or hereafter granted to the Lender;

            (i) deposits to secure the performance of bids, trade contracts, and bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of any of the Borrower's businesses;

            (j) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower; and

            (k) security interests and liens existing on the date hereof and set forth on Schedule 4.11 hereto.

      4.12 BANK ACCOUNTS. Borrower has established and shall maintain a demand (checking) account with Lender, which account shall be used for making payments due on the Revolving Credit Loans.

      Lender is hereby authorized, on or after the due date, to charge such account, or any other deposit account of Borrower at Lender, with the amount of all payments due under this

Agreement or the Revolving Credit Note. Borrower agrees to have sufficient collected funds in its account at Lender to enable Lender to charge such account for each payment due under this Agreement and the Revolving Credit Note on the due date thereof. The failure of Lender to so charge such account shall not affect or limit Borrower's obligation to make any required payment.

      4.13 COSTS AND EXPENSES. Borrower shall pay all reasonable out-of-pocket costs and expenses reasonably incurred by Lender in connection with: (i) the arrangement, documentation, closing and funding of the Revolving Credit Loans,
(ii) responding to any requests from Borrower for approvals, consents or formal changes under or with respect to this Agreement, and (iii) in connection with the determination and enforcement of Lender's rights under this Agreement or the Revolving Credit Note, including, without limitation, reasonable legal fees and disbursements, reasonable appraisal fees, inspection fees, plan review fees, reasonable fees and out-of-pocket costs of Lender and its agents and consultants. Borrower's obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys' fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower of any covenant, warranty, representation or agreement under any one or more of the Loan Documents.

      4.14 COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall comply with all material provisions of ERISA and all other material Legal Requirements applicable to the Borrower, subject to the right to contest set forth in Section 5.1.

      4.15  CERTAIN BORROWER FINANCIAL COVENANTS.

      4.15.1 MINIMUM CASH COVERAGE OF FUNDED DEBT. Borrower and its wholly-owned Subsidiaries shall maintain a ratio of (A) unrestricted and unpledged cash, Cash Equivalents and Marketable Securities, to (B) Funded Debt, of (C) not less than the ratio set forth below as determined on the last day of the following fiscal quarters:

                            Period                          Ratio
                            ------                          -----

             Fiscal Quarter Ended June 30, 1996             1.0:1.0

             Fiscal Quarter Ended September 30, 1996        .95:1.0

             Thereafter at each Fiscal Quarter End          1.0 to 1.0

provided, however, that upon the reduction by Borrower pursuant to Section 2.11 of the Revolving Credit Commitment to the Minimum Revolving Credit Commitment, the foregoing ratio shall be 1.1 to 1.0, as determined on the last day of each fiscal quarter of Borrower thereafter.

      4.15.2 MINIMUM LIQUIDITY. Borrower and its Consolidated Subsidiaries shall maintain a ratio of (A) cash and Cash Equivalents, plus Marketable Securities, plus Accounts Receivable, to

(B) Current Liabilities plus Total Long Term Senior Liabilities, of (C) .85 to
1.0 as determined on the last day of each fiscal quarter of Borrower; provided, however that upon the reduction by Borrower pursuant to Section 2.11 of the Revolving Credit Commitment to the Minimum Revolving Credit Commitment, the foregoing ratio shall be 1.5 to 1.0, as determined on the last day of each fiscal quarter of Borrower thereafter.

      4.15.3 MINIMUM TANGIBLE NET WORTH. Borrower and its Consolidated Subsidiaries shall maintain a Tangible Net Worth of not less than $350,000,000.00, as determined on the last day of each fiscal quarter of Borrower.

      4.15.4 PROFITABILITY. Borrower and its Consolidated Subsidiaries shall have minimum quarterly Operating Income of $10,000,000.00 and minimum fiscal year Operating Income of $50,000,000.00.

      4.15.5 CERTAIN DEFINITIONS.

      (i) "ACCOUNTS RECEIVABLE" shall mean, on any date the net amount of accounts receivable of Borrower and its Consolidated Subsidiaries, excluding any such accounts which are more than 120 days old, after deducting all returns, discounts and allowances thereon and reserves relating thereto, determined in accordance with GAAP.

      (ii) "CASH EQUIVALENTS" - shall mean any interest bearing investment of Borrower and (x) its wholly-owned Subsidiaries in respect of the Minimum Cash covenant set forth in Section 4.15.1, or (y) its Consolidated Subsidiaries for all other purposes, which meets the definition of a "cash equivalent" under GAAP (i.e. purchased with a remaining maturity of 90 days or less). Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

      (iii) "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or deficit) of Borrower and its Consolidated subsidiaries determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include: (a) all amounts included in computing net income (or deficit) in respect of the write-up of any asset (other than marketable securities) after December 31, 1995; and (b) extraordinary and nonrecurring gains or losses as determined in accordance with GAAP.

      (iv) "CONSOLIDATED NET WORTH" - shall mean, at any date, the shareholder's equity of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a Consolidated basis;

      (v) "CURRENT LIABILITIES" - shall mean any liability that in accordance with GAAP would be classified as such.

      (vi) "FUNDED DEBT" - shall mean the outstanding balance of all Indebtedness in respect of borrowed money, letters of credit and trade acceptances (excluding however Subordinated Debt).

      (vii) "INDEBTEDNESS" - shall mean with respect to Borrower and its Consolidated Subsidiaries, any item that would properly be included as a liability on the liability side of a balance sheet as of any date as of which Indebtedness is to be determined and includes (but is not limited to) (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) all Capital Lease Obligations and (e) all obligations in respect of advances under letters of credit issued for such Person's account and in respect of acceptances of drafts drawn by such Person.

      (viii) "MARKETABLE SECURITIES" shall mean any interest bearing debt obligations owned by (x) Borrower and its wholly-owned Subsidiaries for the purpose of Section 4.15.1, and (y) and for all other purposes by Borrower and its Consolidated Subsidiaries (excluding directors' qualifying shares) of Borrower (without duplication of items included as Cash Equivalents) which meet the definition of marketable securities under GAAP. Such amounts shall exclude common or preferred stock. Such securities shall include obligations issued by the U.S. Treasury and other agencies of the U.S. government, corporate bonds, bank notes, mortgage and asset backed securities, finance company securities, and auction rate preferred stocks. Such securities shall be rated investment grade (BBB or better for bonds or similar securities, A1/P1 for commercial paper and notes) and which are otherwise reasonably liquid investments.

      (ix) "OPERATING INCOME" shall mean the Consolidated Net Income of Borrower and its Consolidated Subsidiaries without deduction for taxes, interest expense, interest income, income attributable to minority interests held by Borrower and the before-tax effects of non-operating non-cash items including, but not limited to, write-off of acquired technology or acquired research and development, which, in accordance with GAAP, may be charged to income.

      (x) "SUBORDINATED DEBT" shall mean Indebtedness of Borrower and its Subsidiaries that by its terms is fully subordinated to the payment and enforcement of the Loans in a manner reasonably satisfactory to Lender.

      (xi) "TANGIBLE NET WORTH" shall mean the Consolidated Net Worth of Borrower less all intangible assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a Consolidated basis plus all indebtedness of the Borrower that is subordinated to the full repayment of the Obligations in a manner satisfactory to Lender.

      (xii) "TOTAL LONG TERM SENIOR LIABILITIES" shall mean all Indebtedness of the Borrower and its Consolidated Subsidiaries on a Consolidated basis, excluding Current Liabilities and Indebtedness which is Subordinated Debt.

      5.    SPECIAL PROVISIONS.

      5.1   RIGHT TO CONTEST.

      5.1.1 TAXES AND CLAIMS BY THIRD PARTIES.-- Notwithstanding the provisions of Section 3.4 which obligate Borrower to pay taxes and other charges when due, it is agreed that any tax, assessment, charge, levy, claim or such obligation to a third party (expressly excluding an obligation created hereunder) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered and unrestricted cash reserves with respect thereto and provided that Borrower shall pay all taxes, assessments, charges, levies or other such obligations immediately upon the imposition of any Lien on the assets or properties of Borrower.

      5.1.2 LEGAL REQUIREMENTS. Borrower may contest any claim, demand, levy or assessment under any Legal Requirements by any Person if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith;
(ii) Borrower properly commences and thereafter diligently pursues the contest;
(iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful; and
(iv) no Event of Default exists.

      5.2 REVOLVING CREDIT LOANS NOT SECURED BY PROPERTY. Lender and Borrower acknowledge and agree that notwithstanding any provision to the contrary in the Original Agreement or the Mortgage or the Security Agreement entered into thereunder, the Revolving Credit Loans and the Borrower's obligations under this Agreement shall not be secured by the Mortgage from Borrower, the Security Documents or other collateral listed in Sections 3.1 of the Original Agreement and the term "obligations" as used in the Mortgage shall not include Borrower's obligations under the Revolving Credit Note and this Credit Agreement. Accordingly, Lender may not foreclose on the Property subject to the Mortgage, exercise any of its other remedies under the Mortgage or otherwise seek to realize upon any of such Collateral in order to satisfy Borrower's Obligations to it under this Agreement or the Revolving Credit Note.

      6.    CONDITIONS PRECEDENT.

      6.1 CONDITIONS OF INITIAL REVOLVING CREDIT LOAN. The obligation of the Lender to make the initial Revolving Credit Loans hereunder is subject to the fulfillment of the following conditions precedent, each of which shall have been fulfilled to the satisfaction of the Lender:

            6.1.1 EXECUTION OF DOCUMENTS, ETC. This Agreement, the Revolving Credit Note and any other agreements, documents and instruments to be executed and/or delivered in connection herewith and therewith (collectively the "Loan Documents") shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect;

            6.1.2 PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the execution and delivery of this Agreement, the Revolving

Credit Note and the other Loan Documents shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information and copies of all documents, including without limitation, records of requisite corporate action and proceedings which the Lender or its counsel may have requested in connection therewith, such documents where requested by the Lender or its counsel to be certified by appropriate persons or governmental authorities;

            6.1.3 LEGAL OPINION. Lender shall have received and approved a legal opinion letter from counsel representing Borrower;

            6.1.4 MATERIAL LITIGATION. There shall be no pending or, to the best knowledge of the Borrower, threatened litigation with respect to the Borrower before any court, arbitrator or governmental or administrative body or agency which challenges or relates to (i) the transactions contemplated hereby or (ii) the Loan Documents;

            6.1.5 NO MATERIAL ADVERSE EFFECT. In the judgment of the Lender (a) no event or circumstance shall have occurred in the financial condition of the Borrower from that reflected in the financial statements of the Borrower most recently furnished to Lender that is reasonably likely to have a Material Adverse Effect and (b) no Default or Event of Default shall have occurred and be continuing;

            6.1.6 CONSENTS AND APPROVALS. Borrower shall have obtained and furnished to Lender all consents and approvals of other Persons required for Borrower to enter into this Agreement and to borrow hereunder; and.

            6.1.7 ADDITIONAL MATTERS. Lender shall have received such other documents, statements, certificates, information and evidence as Lender may reasonably request.

      6.2 CONDITIONS OF ALL REVOLVING CREDIT LOANS. The Lender's obligation to make any Revolving Credit Loan including the initial Revolving Credit Loans hereunder is subject to the fulfillment of the following conditions precedent:

            6.2.1 REPRESENTATIONS. The representations and warranties made by the Borrower in any Loan Document shall be true and correct in all material respects on and as of the Borrowing Date for such Revolving Credit Loan as if made on and as of such date;

            6.2.2 CREDIT LIMIT COMPLIANCE. The aggregate unpaid principal amount of the Revolving Credit Loans outstanding on any Borrowing Date shall not exceed the Revolving Credit Commitment then in effect on such date; and

            6.2.3 NO DEFAULT. No Default or Event of Default shall exist or have occurred and be continuing.

      7. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Lender following an Event of Default.

      7.1 DEFAULT AND EVENTS OF DEFAULT. The term "Default" as used herein shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, would constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 7.1., or in Section 7.2., shall constitute an "Event of Default":

      7.1.1 GENERALLY. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 7.2. below;

      7.1.2 REVOLVING CREDIT NOTE. A default by Borrower in the performance of any term or provision of the Revolving Credit Note, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Revolving Credit Note, regardless of whether or not the Lender has adequate security to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

      7.1.3 FINANCIAL STATUS AND INSOLVENCY. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(iii) make a general assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial portion of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial portion of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial portion of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; (ix) have an attachment or execution in an amount greater than $1,000,000 in the aggregate levied against any of the assets or properties of Borrower, or in an amount greater than $10,000,000 in the aggregate against the whole or any substantial portion of the property of Borrower, or any attachment in an amount greater than $1,000,000 against any portion of the properties or assets of Borrower which is not discharged or dissolved by a bond (or cash collateral acceptable to Lender) within thirty (30) days; or (x) have a judgment entered against it which is not subject to further appeal in an amount greater than $1,000,000 in the aggregate for matters related to the assets or properties of Borrower, or greater than $10,000,000 in the aggregate whether or not related to the assets or properties of Borrower is not paid in full or otherwise satisfied within thirty (30) days.

      7.1.4 BREACH OF REPRESENTATION OR WARRANTY. Any material representation or warranty made by Borrower herein or in any other instrument or document relating to the Revolving Credit Loans shall at any time be materially false or misleading when made, or any warranty shall be materially breached;

      7.1.5 PLAN DEFAULTS. The Borrower or any Commonly Controlled Entity shall fail to pay when due amounts (other than amounts being contested in good faith through appropriate proceedings and in accordance with Section 5.1) which it shall become liable to pay to the PBGC or to a Plan; or notice of intent to terminate a Plan shall be filed by Borrower or any Commonly Controlled Entity or administrator; or the PBGC shall institute proceedings to terminate or cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against Borrower or any Commonly Controlled Entity to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist which would require the PBGC to obtain a decree adjudicating that any Plan must be terminated.

      7.2 GRACE PERIODS AND NOTICE. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

      7.2.1 NO NOTICE OR GRACE PERIOD FOR BANKRUPTCY AND CERTAIN COVENANTS. There shall be no grace period and no notice provision with respect to: (i) the payment of principal at maturity; (ii) defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors; (iii) nonmonetary defaults which are not reasonably capable of being cured;(iv) a breach of warranty or representation under Sections 3.1. (regarding Financial Information), 3.4 (Use of Proceeds), 3.5, 3.6, 3.7 (Entity Matters),
3.8 (Valid and Binding), 3.16 (Regulation U) and 3.17 (Investment Company Act); or (v) breaches under Sections 4.1 (Notices), 4.8 (Prohibition of Fundamental Changes), 4.9 (Contingent Liabilities), 4.10 (Restriction on Indebtedness), 4.11 (Restriction on Liens) and 4.15 (Financial Covenants).

      7.2.2 NOTICE OR GRACE PERIOD FOR NONPAYMENT OF INTEREST AND PRINCIPAL. As to the nonpayment of interest and principal prior to maturity, there shall be a one (1) Business Day grace period without any requirement of notice, but Borrower shall not be entitled to such grace period more than once in any consecutive twelve month period.

      7.2.3 OTHER MONETARY DEFAULTS. All other monetary defaults shall have a five (5) day grace period following notice from Lender, or, if shorter, a grace period without notice until five (5) Business Days before the last day on which payment is required to be made in order to avoid the cancellation or lapse of required insurance, or as to municipal taxes and charges, to avoid late charges or penalties.

      7.2.4 NONMONETARY DEFAULTS CAPABLE OF CURE. As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Agreement, there shall be a thirty (30) day grace period, without requirement of notice from Lender or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety
(90) days from the date of default as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following the date of default and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those specified in Section 7.2.1 above) there shall be a thirty (30) day grace period following the first to occur of (a) Borrower's knowledge of the breach, or (b) notice from Lender to Borrower with respect to the breach.

      7.3 CERTAIN LENDER REMEDIES. If an Event of Default shall exist, Lender:

      7.3.1 ACCELERATE DEBT. May declare the indebtedness evidenced by the Revolving Credit Note to be immediately due and payable provided that in the case of a voluntary petition in bankruptcy filed by Borrower, or an involuntary petition in bankruptcy filed against Borrower which is not dismissed as herein provided, such acceleration shall be automatic;

      7.3.2 PURSUE REMEDIES. May pursue any and all remedies provided for hereunder, or available to Lender at law or in equity; and

      7.3.3 TERMINATION OF COMMITMENT. May declare all obligations of Lender to Borrower, including, without limitation, the Revolving Credit Commitment to be terminated, whereupon such obligations and the Revolving Credit Commitment shall terminate; provided, however, that upon the occurrence of a Default under
Section 7.1.3, the Revolving Credit Commitment shall terminate immediately.

      7.4 WRITTEN WAIVERS. If a Default or an Event of Default is waived by Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

      8.    SECURITY INTEREST AND SET-OFF.

      8.1 SECURITY INTEREST. Borrower hereby grants to Lender a direct and continuing lien and security interest, as security for all of Borrower's Obligations in and upon all deposits, balances and other sums credited by or due from Lender, or from any affiliate of Lender, to Borrower.

      8.2 SET-OFF AND DEBIT. (i) If any payment is not made when due hereunder or under the Revolving Credit Note, or (ii) if any Event of Default or other event which would entitle Lender to accelerate the Revolving Credit Loans occurs, or (iii) at any time, whether or not any Default or Event of Default exists, in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Lender, or from any such affiliate of Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Lender against any or all of Borrower's Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Lender in its sole and absolute discretion may determine. Within two
(2) Business Days of making any such set off, debit or appropriation and application, Lender agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application.

      8.3 RIGHT TO FREEZE. Lender shall also have the right, at its option, upon the occurrence of any event which would entitle Lender to set off or debit as set forth in Section 8.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

      8.4 ADDITIONAL RIGHTS. The rights of Lender and each affiliate of Lender under this Section 8 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Lender may have.

      9.    GENERAL PROVISIONS.

      9.1 NOTICES. Any notice or other communication in connection with this Agreement or the Revolving Credit Note, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or
(ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission, if a FAX Number is designated below, provided a copy is also sent by first-class mail addressed:

      If to Borrower:

                        GENZYME CORPORATION
                        One The Mountain Road
                        Framingham, Massachusetts 01701
                        FAX Number: 508-872-0827
                        Attention: Evan M. Lebson, Treasurer
with copies by regular mail, or such hand delivery or facsimile transmission to:

                        Palmer & Dodge
                        One Beacon Street
                        Boston, Massachusetts 02108
                        FAX Number: 617-227-4420
                        Attention: Maureen P. Manning, Esquire

      If to Lender:

                        Fleet National Bank
                        75 State Street
                        Boston, Massachusetts 02109
                        FAX Number: 617-346-1633
                        Attention: High Tech Group

with copies by regular mail, or such hand delivery or facsimile transmission to:

                        Brown Rudnick Freed & Gesmer
                        One Financial Center
                        Boston, Massachusetts 02111
                        FAX Number: (617) 856-8201
                        Attention: Peter D. Gens, Esq.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

A notice shall be deemed to have been given, delivered and received for the purposes of this Agreement and the Revolving Credit Note upon the earliest of:
(i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or
(iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

      9.2 LIMITATIONS ON ASSIGNMENT. Borrower may not assign this Agreement or the monies due thereunder or any interest therein without the prior written consent of Lender in each instance.

      9.3 FURTHER ASSURANCES. Borrower shall upon request from Lender from time to time execute, seal, acknowledge and deliver such further instruments or documents which Lender may reasonably require to better perfect and confirm its rights and remedies hereunder and under the Revolving Credit Note.

      9.4 PARTIES BOUND. The provisions of this Agreement and of the Revolving Credit Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except as otherwise prohibited by this Agreement. This Agreement is a contract by and between Borrower and Lender for their mutual benefit, and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

      9.5 WAIVERS, EXTENSIONS AND RELEASES. Lender may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

      9.6  GOVERNING LAW; CONSENT TO JURISDICTION; MUTUAL WAIVER Of JURY TRIAL.

      9.6.1 SUBSTANTIAL RELATIONSHIP. It is understood and agreed that the Agreement and the Revolving Credit Note were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied herein.

      9.6.2 PLACE OF DELIVERY. Borrower agrees to furnish to Lender at the Lender's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

      9.6.3 GOVERNING LAW. This Agreement and the Revolving Credit Note shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of The Commonwealth of Massachusetts without regard to principles of conflicts of law.

      9.6.4 CONSENT TO JURISDICTION. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

      9.6.5 JURY TRIAL WAIVER. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE REVOLVING CREDIT NOTE CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

      9.7 SURVIVAL. All representations, warranties, covenants and agreements of Borrower herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower pursuant hereto are significant and shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender or on its behalf and shall survive the delivery of this Agreement and the making of the Revolving Credit Loans. No review or approval by Lender, or by its consultants or representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower hereunder.

      9.8 CUMULATIVE RIGHTS. All of the rights of Lender hereunder and any other instrument or agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

      9.9 CLAIMS AGAINST LENDER.

            9.9.1 BORROWER MUST NOTIFY. Lender shall not be liable for a default under this Agreement, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within sixty (60) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in SCHEDULE B as Authorized Representatives or of the Chief Executive Officer, Chief Financial Officer, or Treasurer.

            9.9.2 REMEDIES. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Lender has breached any of its obligations hereunder and has not remedied or cured the same with reasonable promptness following notice thereof, Lender's responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements hereof, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) in the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Lender, where it is also so determined that Lender acted in bad faith, or that Lender's default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

            9.9.3 LIMITATIONS. In no event, however, shall Lender be liable to Borrower or to anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Lender of its obligations under this Agreement. In no event shall Lender be liable to Borrower or to anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within the time period specified above.

            9.9.4 INDEMNIFICATION. Borrower agrees to indemnify and hold Lender harmless from and against any and all loss, liability, damages, penalties, claims, actions, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) now or at any time in the future incurred or asserted against Lender by any Person arising out of or in connection with this Agreement or the Revolving Credit Note or any of the transactions contemplated hereby, except to the extent that a court of competent jurisdiction determines pursuant to a final judgment that is not subject to further appeal in a proceeding in which Lender is a proper party that such loss or claim arose out of the gross negligence or willful misconduct of Lender.

      9.10 OBLIGATIONS ABSOLUTE. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower hereunder shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereunder all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower, or any Affiliate thereof, may have at any time against Lender whether in connection with the Loan or any unrelated transaction, except for any such claim, setoff, defense or other right, if any, as to which a written notice shall have been given to Lender in accordance with the provisions of Section 9.9.

      9.11 TABLE OF CONTENTS, TITLE AND HEADINGS. Any Table of Contents, the titles and the headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of its provisions.

      9.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

      9.13 SATISFACTION OF COMMITMENT; TERMINATION OF FIRST AMENDMENT. The Revolving Credit Loans being made pursuant to the terms hereof is being made in satisfaction of Lender's obligations under the commitment letter dated June 13, 1996. The terms, provisions and conditions of this Agreement supersede and replace the provisions of that letter commitment and the First Amendment and the Second Amendment.

      9.14 RIGHT TO PARTICIPATE. Lender reserves the right to transfer and assign the Revolving Credit Loans and Revolving Credit Commitment, or portions thereof, or participation interests therein, but no such transfer or sale of participation interests shall affect or limit the rights and obligations of Lender and Borrower as set forth in this Agreement. In connection with any sale of participation interests or assignments thereof: (a) each such participation in the Revolving Credit Commitment shall be in a minimum amount of $25,000,000,
(b) any
assignment by a participant of an interest in the Revolving Credit Commitment shall be in a minimum amount of $10,000,000, (c) the Lender shall retain for its own account at least $25,000,000 of the Revolving Credit Commitment and may charge an assignment fee, payable by participants and assignees, of $2,500 for each such transfer, and (d) all such participations and assignments shall be subject to the consent of Borrower, which consent shall not be unreasonably withheld or delayed. Lender may disclose to, or share with, any actual or prospective transferee, participant or assignee all information, including, but not limited to, financial information, in Lender's possession regarding the Revolving Credit Loans or the Borrower.

      9.15 TIME OF THE ESSENCE. Time is of the essence of each provision of this Agreement.

      9.16 NO ORAL CHANGE. This Credit Agreement may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision here, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement.

      9.17 MONTHLY STATEMENTS. While Lender may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Lender to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under this Agreement and the Revolving Credit Note as and when due;
(ii) the inaccuracy of any Statement shall not be binding upon Lender and so Borrower shall always remain obligated to pay the full amount(s) required under this Agreement and the Revolving Credit Note as and when due notwithstanding any provision to the contrary contained in any Statement (but no Default shall result unless Borrower shall have notice of such inaccuracy); (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of this Agreement and the Revolving Credit Note or any of Lender's rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of this Agreement and the Revolving Credit Note.

      9.18 CONFIDENTIALITY. Lender shall not divulge to others any non-public information obtained from Borrower or its Affiliates in connection with this Agreement and shall not use such information for any purpose not contemplated hereby, except in connection with Legal Requirements and in connection with enforcing its rights and remedies under this Agreement and the Revolving Credit Note and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Revolving Credit Loans or of participation interests therein as provided in Section 9.14). Any transferee of the Loan or any holder of a participation interests in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein, subject in each case to the restrictions set forth herein.

      IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts as of the date first above written.


                                    BORROWER:

                                    GENZYME CORPORATION


                                    By: /s/ David J. McLachlan
                                       --------------------------------------
                                       David J. McLachlan
                                       Senior Vice President, Finance


                                    LENDER:

                                    FLEET NATIONAL BANK


                                    By: /s/ Catherine M. Bruton
                                       --------------------------------------
                                       Catherine M. Bruton, Vice President


                                    By: /s/ William Rurode
                                       --------------------------------------
                                       William Rurode, Senior Vice President

                             SCHEDULES AND EXHIBITS:
                             -----------------------


                                                          Section Reference
                                                          -----------------
                                                          Number
                                                          ------

Schedule A         Definitions                            1.4
- ----------
Schedule B         Authorized Representatives             9.9.1
- ----------
Schedule 4.9       Contingent Liabilities                 4.9
- ------------
Schedule 4.11      Existing Liens                         4.11
- -------------
Exhibit A          Revolving Credit Note                  2.6
- ---------
Exhibit B          Form of Compliance Certificate         4.2.4
- ---------

                         SCHEDULE A TO CREDIT AGREEMENT
                         ------------------------------

                                   DEFINITIONS
                                   -----------


ACCOUNTS RECEIVABLE as defined in Section 4.15.5(i).

ADJUSTED LIBO RATE means for each LIBOR Interest Period the rate per annum obtained by dividing (i) the LIBO Rate for such LIBOR Interest Period, by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such LIBOR Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal and emergency reserve requirements) for Lender (or of any subsequent holder of the Revolving Credit Note which is subject to such reserve requirements) in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the LIBOR Interest Period.

AFFILIATE means as to any Person (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person or (ii) of any Person described in clause (a) above. For purposes hereof, control of a Person shall mean the power, direct or indirect, (i) to vote thirty-three percent (33%) or more of the securities having the right to vote for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

AGREEMENT as defined in the Preamble.

AUTHORIZED REPRESENTATIVES as listed on SCHEDULE B.

BORROWER as defined in the Preamble.

BORROWING DATE means the Business Day on which any Revolving Credit Loan is made.

BUSINESS DAY means: any day of the year on which offices of Fleet National Bank are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month. If the applicable Business Day relates to the selection or determination of any LIBO Rate, the term Business Day means any London Banking Day. If any day on which a payment on a Revolving Credit Loan is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to such Revolving Credit Loan, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day.

CASH EQUIVALENT as defined in Section 4.15.5(ii).

CAPITAL LEASE means any lease of property by Borrower or any of its Subsidiaries, as lessee, that, in accordance with GAAP, would be capitalized on its balance sheet.

CAPITAL LEASE OBLIGATIONS means the aggregate capitalized amount of the obligations of Borrower and its Subsidiaries under all Capital Leases.

CLOSING DATE means the date that the Lender determines that the conditions precedent in Section 6 to the initial Revolving Credit Loans have been satisfied or determines that such conditions may be waived.

COBRA means the Consolidated Omnibus Budget Reconciliatory Act of 1985, as amended, including the sections of the IRC affected by it and all regulations promulgated under such Act or the IRC.

COMMONLY CONTROLLED ENTITY means an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or
(c) of the IRC.

CONSOLIDATED and CONSOLIDATING means, when used with reference to any term, that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of Borrower (or any other specified Person) and all of its Subsidiaries (or other specified Persons) or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, if required by GAAP.

CONSOLIDATED NET INCOME as defined in Section 4.15.5(iii).

CONSOLIDATED NET WORTH as defined in Section 4.15.5(iv).

CONTINGENT LIABILITY means any obligation of a Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or asset constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Liability shall not include (x) guaranties of any primary obligation of an Affiliate of Borrower, or (y) endorsements of negotiable instruments in the ordinary course of business or agreements to indemnify other Persons against liabilities arising out of collaboration with or service provided to the indemnitor unless a written claim for indemnification in respect thereof has been made. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated maximum liability in respect thereof (assuming the Person obligated on such Contingent Liability is required to perform thereunder) as determined by Lender.

COST OF FUNDS ADVANCE means a Revolving Credit Loan bearing interest at the rate determined under Section 2.3.2.

COST OF FUNDS RATE means the rate on any date designated by Lender as its cost of funds rate for the period and amount of the applicable Cost of Funds Advance.

CREDIT AGREEMENT as defined in the Preamble.

CURRENT LIABILITIES as defined in Section 4.15.5(v).

DEFAULT as defined in Section 7.1.

DEFAULT RATE as defined in Section 2.5.

DOLLARS shall mean lawful money of the United States.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated under such Act.

EVENT OF DEFAULT as defined in Section 7.1.

$15,000,000 LINE OF CREDIT as defined in Section 1.2.

FINANCIAL STATEMENTS means financial statements of Borrower prepared on a consistent basis in accordance with GAAP and containing balance sheets, statements of income and retained earnings and statements of cash flow. Financial Statements for a fiscal year shall contain an audit report by independent certified public accountants selected by Borrower and being one of the so-called "Big Six" United States accounting firms or otherwise acceptable to Lender. Financial Statements for a fiscal quarter shall be certified by the chief financial officer of Borrower.

FIRST AMENDMENT as defined in Section 1.2.

FUNDED DEBT as defined in Section 4.15.5(vi).

GAAP means those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis. As used in the preceding sentence "consistent basis" shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

INITIAL LOAN PERIOD means the period commencing on the Closing Date to and including the ninetieth (90th) day after the Closing Date.

INDEBTEDNESS as defined in Section 4.15.5(vii).

INTELLECTUAL PROPERTY means "Intellectual Property," as defined in Section 101(60) of the Bankruptcy Code, now or hereafter owned by Borrower or any of its Subsidiaries, together with all of the following property now or hereafter owned by Borrower or any of its Subsidiaries: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

INVESTMENT COMPANY as defined in Section 3.17.

IRC means the Internal Revenue Code of 1986, as amended from time to time and including all regulations promulgated thereunder.

LEGAL REQUIREMENTS means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

LENDER as defined in the Preamble.

LIBOR ADVANCE means a Revolving Credit Loan bearing interest at the rate determined under Section 2.3.1.

LIBO RATE means with respect to each LIBOR Interest Period, the rate of interest, expressed as an annual rate, equal to the simple average, rounded up to the nearest 1/16 of 1%, of the rates shown on the display referred to as the "LIBO page" (or any display substituted therefor) of the Reuters U.S. Domestic Money Service transmitted through the Reuters monitor system as being the respective rates at which deposits in Dollars would be offered by the principal London offices of each of the banks named thereon to major banks in the London interbank market at approximately 11:00 A.M. (London time) on the second London Banking Day before the first day of such LIBOR Interest Period for a period substantially coextensive with such LIBOR Interest Period.

LIBOR INTEREST PERIOD means a period of one (1), two (2), three (3), or six (6) consecutive months, subject to availability, as selected, or deemed selected, by the Borrower at least one (1) Business Day prior to a LIBOR Advance, or if a LIBOR Advance is already outstanding, at least one (1) Business Day prior to the end of the current LIBOR Interest Period. Each such LIBOR Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, second, third, or sixth month thereafter, as applicable. PROVIDED, HOWEVER: (i) if there is no such numerically corresponding day, such LIBOR Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such a LIBOR Interest Period would otherwise occur on a day which is not a Business Day, such LIBOR Interest Period shall be extended to the next succeeding Business Day; but
(iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day. No LIBOR Interest Period may be selected which would end beyond the Revolving Credit Termination Date.

LIENS means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, attachment, levy or encumbrance of any kind in respect of such asset whether obtained by consent or by judicial process. For the purposes of this Agreement, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

LOAN DOCUMENTS has the meaning given such term in Section 6.1.1.

LONDON BANKING DAY - any day on which dealings in deposits in Dollars are transacted in the London interbank market.

MARKETABLE SECURITIES as defined in Section 4.15.5(viii).

MATERIAL ADVERSE EFFECT means the occurrence of any event or circumstance that would make the breach of any of the financial covenants set forth in Section
4.15 probable in accordance with GAAP.

MATURITY DATE means the date specified as the maturity date for any Cost of Funds Advance, which shall not be less than seven (7) days after the date that such Cost of Funds Advance is made.

MINIMUM REVOLVING CREDIT COMMITMENT has the meaning given such term in Section 2.11.

MULTIEMPLOYER PLAN means a Plan which is a multiemployer plan as defined in
Section 3(37)(A) of ERISA or Section 414(f) of the IRC.

OBLIGATIONS means any and all Revolving Credit Loans, including any principal, interest, charges, fees, costs and expenses (including any interest arising after the filing of any bankruptcy petition and notwithstanding any law to the contrary) and all other obligations, liabilities and indebtedness of the Borrower of any kind, nature or description arising under this Agreement or the Revolving Credit Note.

OPERATING INCOME as defined in Section 4.15.5(ix).

PBGC means the Pension Benefit Guaranty Corporation and its successors and assigns.

PERSON means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PLAN means any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by Borrower or any Commonly Controlled Entity, or in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in
Section 3(5) of ERISA.

PRIME RATE means the per annum rate of interest so designated from time to time by Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

REPORTABLE EVENT means any of the events set forth in section 4043(b) of ERISA.

REVOLVING CREDIT COMMITMENT PERIOD means the period from and including the Borrowing Date to and including the Revolving Credit Termination Date.

REVOLVING CREDIT COMMITMENT means as of the Closing Date of the Agreement, the Lender's commitment to make Revolving Credit Loans in the aggregate amount of Two Hundred Fifteen Million Dollars ($215,000,000.00) as such amount may be reduced pursuant to the terms of this Agreement.

REVOLVING CREDIT LOAN means any loan made pursuant to Section 2.1.

REVOLVING CREDIT NOTE means the promissory note of Borrower made to evidence the Revolving Credit Loans, in the form of EXHIBIT A to the Agreement, as it may be amended, supplemented or otherwise modified, from time to time.

REVOLVING CREDIT TERMINATION DATE means the earlier of (a) September 1, 1997, and (b) the date the Revolving Credit Commitment is terminated upon or following an Event of Default.

SECOND AMENDMENT as defined in Section 1.2.

STATEMENT as defined in Section 9.17.

SUBORDINATED DEBT as defined in Section 4.15.5(x).

SUBSIDIARY means with respect to any Person, any corporation, partnership, trust or other organization, whether or not incorporated, the majority of the voting stock or voting rights of which is owned or controlled, directly or indirectly, by such Person.

TANGIBLE NET WORTH as defined in Section 4.15.5(xi).

TERM LOAN as defined in Section 1.1.

TERM LOAN AGREEMENT as defined in Section 1.1.

TITLE IV PLAN means any Plan that is covered by Title IV of ERISA.

TOTAL LONG TERM SENIOR LIABILITIES as defined in Section 4.15.5(xii).

TREASURY RATE means as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Lender) the amount (i) comparable to the portion of the Loan to which the Treasury Rate applies for the Designated Term, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

UCC means the Uniform Commercial Code in effect in the Commonwealth of Massachusetts.

YIELD MAINTENANCE FEE as defined in Section 2.13.

                         SCHEDULE B TO CREDIT AGREEMENT
                         ------------------------------

                           AUTHORIZED REPRESENTATIVES
                           --------------------------

      Any one or more of:

            (i)   President (Henri A. Termeer)

            (ii)  Senior Vice President, Finance (David J. McLachlan)

            (iii) Vice President and Treasurer (Evan M. Lebson)

            Also: for the purpose of issuing corporate certificates of vote and attesting signatures and authority, Peter Wirth, Clerk and Mark Hofer, Assistant Clerk.

SCHEDULE 4.9                 CONTINGENT LIABILITIES


BANK GUARANTEE
Guarantee by Genzyme Corporation of bank financing                   $10.75M
to Genzyme Transgenics Corporation
($8.45M Line of Credit and $2.3M Term Loan)


CONVERTIBLE DEBT
Credit Line to Genzyme Transgenics; convertible into                 $ 9.85M
GTC stock under certain conditions; $150,000 of the $10.0M was converted on March 31, 1996

SCHEDUEL 4.11                           LIENS


MORTGAGE NOTE                                                    SECURITY
Balance due on 5/31/96 of$3.3M                             Land and Buildings at
Mortgage held by Mellon Bank                               2000 Vivigen Way,
                                                           Sane Fe, New Mexico


MORTGAGE NOTE                                                    SECURITY
Balance due on 5/31/96 of $0.7M                            Land and Buildings at
Mortgage held by Norwest Bank                              2000 Vivigen Way,
                                                           Sane Fe, New Mexico

                          EXHIBIT A TO CREDIT AGREEMENT
                          -----------------------------

                              REVOLVING CREDIT NOTE
                              ---------------------


$215,000,000.00                                          Boston, Massachusetts
                                                                 June 28, 1996

FOR VALUE RECEIVED, the undersigned, Genzyme Corporation, a Massachusetts corporation, with a principal place of business at Building 1400, One Kendall Square, Cambridge, Massachusetts 02139 (the "Maker"), hereby promises to pay to the order of Fleet National Bank, a national banking association, having an address at 75 State Street, Boston, Massachusetts 02109 (the "Lender"), the sum of TWO HUNDRED FIFTEEN MILLION AND 00/100 DOLLARS ($215,000,000.00), or so much as may have been advanced to the Maker, as provided under that certain Credit Agreement dated as of June 28, 1996, as the same may be amended from time to time (the "Credit Agreement"), together with interest on the unpaid principal amount from time to time outstanding at the times, for the interest periods and at the rates set forth in the Credit Agreement.

This Note evidences borrowings under the Credit Agreement and is entitled to all benefits of the provisions of the Credit Agreement. All capitalized terms not specifically defined herein shall have the same meanings as in the Credit Agreement. The principal of this Note is subject to prepayment in the manner and to the extent provided in the Agreement.

Maker also agrees to pay certain costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by the holder in connection with the negotiation, documentation, administration, and enforcement of this Note and the Credit Agreement.

If an Event of Default shall occur, the entire unpaid balance of principal, accrued interest, and any and all other fees and charges may become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement.

The Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.

Executed under seal as of the 28th day of June, 1996.

ATTEST:                             GENZYME CORPORATION


                                    By:
- ------------------------------         -----------------------------------
Clerk or Assistant Clerk               David J. McLachlan
                                       Senior Vice President, Finance
[SEAL]

                          EXHIBIT B TO CREDIT AGREEMENT
                          -----------------------------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

CREDIT AGREEMENT BY AND BETWEEN GENZYME CORPORATION
AND FLEET BANK OF MASSACHUSETTS, N.A.


                             COMPLIANCE CERTIFICATE
                             ----------------------


      This Compliance Certificate is provided pursuant to Section [_______] [________] [________] of that certain Credit Agreement (the "Agreement") dated as of June 28, 1996, between Genzyme Corporation ("Borrower") and Fleet National Bank of Massachusetts, N.A. ("Lender"). The capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The undersigned hereby certifies as follows as of this date:

      1. The representations and warranties made by Borrower in the Agreement and in each certificate, document or financial or other statement furnished under or in connection therewith are true and accurate in all material respects.

      2. The financial information and calculations shown on the attached Schedule A are true and accurate as of the date hereof and the Borrower is in compliance with the financial covenants set forth in Section 4.15 of the Loan Agreement.

      3. No Default or Event of Default under the Agreement has occurred.

      IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as a sealed instrument at Boston, Massachusetts on this ____ day of ________, 199_.

                                     GENZYME CORPORATION


                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                          ----------------------------------

                                   SCHEDULE A
                                   ----------
                                  TO EXHIBIT A
                                  ------------


Section 4.15.1  Minimum Cash Coverage
- --------------  ---------------------

cash -- $__________

Cash Equivalents -- $___________

Marketable Securities -- $____________

Funded Debt -- $____________

Actual Ratio -- ____________

Minimum Ratio -- _____________

NOTE: For the above, all cash, Cash Equivalents and Marketable Securities must be owned by Borrower and its wholly owned Subsidiaries.

Section 4.15.2  Minimum Liquidity
- --------------  -----------------

cash -- $_________

Accounts Receivable -- $___________

Current Liabilities -- $___________

Total Long Term Senior Liabilities -- $___________

Actual Ratio -- ___________

Minimum Ratio: -- __________

NOTE: The Minimum Liquidity covenant is computed with reference to cash, Cash Equivalents and Accounts Receivable of Borrower and its Consolidated Subsidiaries.

Section 4.15.3  Minimum Tangible Net Worth
- --------------  --------------------------

Tangible Net Worth -- $___________

Minimum Tangible Net Worth -- $____________

Section 4.15.4  Profitability
- --------------  -------------

Actual Quarterly Operating Incomes for the quarter ending _____________

Minimum Quarterly Operating Incomes Required -- $10,000,000

Actual Fiscal Year Operating Incomes for the Year Ending 12/31/__ --$__________

Minimum Fiscal Year Operating Incomes Required -- $50,000,000

                     THIRD AMENDMENT TO TERM LOAN AGREEMENT

            THIRD AMENDMENT TO TERM LOAN AGREEMENT ("Third Amendment") made and entered into as of the 28th day of June, 1996, by and among GENZYME CORPORATION, a Massachusetts corporation, having a principal place of business at Building 1400, One Kendall Square, Cambridge, Massachusetts 02139 ("Borrower") and FLEET NATIONAL BANK, a national banking association, having an address at 75 State Street, Boston, Massachusetts 02109 ("Lender").

                                  W I T N E S S E T H:

      1.      BACKGROUND

      1.1. ORIGINAL AGREEMENT. Borrower and Fleet Bank of Massachusetts, N.A., a predecessor to Lender ("Fleet-MA"), entered into a Term Loan Agreement dated as of June 13, 1994 (the "Original Agreement") and a First Amendment to Term Loan Agreement dated as of August 29, 1994 (the "First Amendment") pursuant to which Lender furnished to Borrower, among other things, a $15,000,000 revolving line of credit (the "Original Line of Credit"). The Original Line or Credit was extended pursuant to a Second Amendment to Term Loan Agreement dated as of August 31, 1995 (the "Second Amendment").

      1.2. REPLACEMENT LINE OF CREDIT. Borrower has requested that Lender provide a $215,000,000 line of credit to Borrower and Lender has agreed to do so, pursuant to a Credit Agreement of even date (the "Credit Agreement"), which line of credit will supersede and replace the Original Line of Credit.

      1.3 FINANCIAL COVENANTS. In connection with the extension of the $215,000,000 line of credit pursuant to the Credit Agreement, Lender and Borrower have agreed to certain modifications set forth herein to the financial covenants found in Section 9.21 of the Original Agreement.

      1.4 DEFINED TERMS. Capitalized terms used in this Third Amendment have the meanings given such terms in the Original Agreement, as amended hereby, and except as provided otherwise herein.

      2. TERMINATION OF REVOLVING LINE OF CREDIT. Section 2A of the Original Agreement and the definitions that were added to the Schedule A to the Original Agreement pursuant to the First Amendment are deleted in their entirety.

      3. AMENDMENTS TO SECTION 9.21 - CERTAIN BORROWER FINANCIAL COVENANTS.
Section 9.21 of the Original Agreement and all defined terms in Schedule A relating thereto are deleted in their entirety and replaced with the following:

      "9.21 CERTAIN BORROWER FINANCIAL COVENANTS.

      9.21.1 MINIMUM CASH COVERAGE OF FUNDED DEBT. Borrower and its wholly-owned Subsidiaries shall maintain a ratio of (A) unrestricted and unpledged cash, Cash Equivalents and Marketable Securities, to (B) Funded Debt, of (c) not less than the ratio set forth below as determined on the last day of the following fiscal quarters:

                             Period                       Ratio
                             ------                       -----

              Fiscal Quarter Ended June 30, 1996         1.0:1.0

              Fiscal Quarter Ended September 30, 1996    .95:1.0

              Thereafter at each Fiscal Quarter End      1.0 to 1.0

provided, however, that upon the reduction by Borrower of the Revolving Credit Commitment to the Minimum Revolving Credit Commitment under Section 2.11 of the Credit Agreement, the foregoing ratio shall be 1.1 to 1.0, as determined on the last day of each fiscal quarter of Borrower thereafter.

      9.21.2 MINIMUM LIQUIDITY. Borrower and its Consolidated Subsidiaries shall maintain a ratio of (A) cash and Cash Equivalents, plus Marketable Securities, plus Accounts Receivable, to (B) Current Liabilities plus Total Long Term Senior Liabilities, of (c) .85 to 1.0 as determined on the last day of each fiscal quarter of Borrower; provided, however that upon the reduction by Borrower of the Revolving Credit Commitment to the Minimum Revolving Credit Commitment under Section 2.11 of the Credit Agreement, the foregoing ratio shall be 1.5 to 1.0, as determined on the last day of each fiscal quarter of Borrower thereafter.

      9.21.3 MINIMUM TANGIBLE NET WORTH. Borrower and its Consolidated Subsidiaries shall maintain a Tangible Net Worth of not less than $350,000,000.00, as determined on the last day of each fiscal quarter of Borrower.

      9.21.4 PROFITABILITY. Borrower and its Consolidated Subsidiaries shall have minimum quarterly Operating Income of $10,000,000.00 and minimum fiscal year Operating Income of $50,000,000.00.

      9.21.5 CERTAIN DEFINITIONS.

      (i) "ACCOUNTS RECEIVABLE" shall mean, on any date the net amount of accounts receivable of Borrower and its Consolidated Subsidiaries, excluding any such accounts which are more than 120 days old, after deducting all returns, discounts and allowances thereon and reserves relating thereto, determined in accordance with GAAP.

      (ii) "CASH EQUIVALENTS" shall mean any interest bearing investment of Borrower and (x) its wholly-owned Subsidiaries in respect of the Minimum Cash covenant set forth in Section 9.21.1, or (y) its Consolidated Subsidiaries for all other purposes, which meets the definition of a "cash equivalent" under GAAP (i.e. purchased with a remaining maturity of 90 days or less).

Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

      (iii) "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or deficit) of Borrower and its Consolidated subsidiaries determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include: (a) all amounts included in computing net income (or deficit) in respect of the write-up of any asset (other than marketable securities) after December 31, 1995; and (b) extraordinary and nonrecurring gains or losses as determined in accordance with GAAP.

      (iv) "CONSOLIDATED NET WORTH" - shall mean, at any date, the shareholder's equity of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a Consolidated basis;

      (v) "CURRENT LIABILITIES" - shall mean any liability that in accordance with GAAP would be classified as such.

      (vi) "FUNDED DEBT" - shall mean the outstanding balance of all Indebtedness in respect of borrowed money, letters of credit and trade acceptances (excluding however Subordinated Debt).

      (vii) "INDEBTEDNESS" - shall mean with respect to Borrower and its Consolidated Subsidiaries, any item that would properly be included as a liability on the liability side of a balance sheet as of any date as of which Indebtedness is to be determined and includes (but is not limited to) (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) all Capital Lease Obligations and (e) all obligations in respect of advances under letters of credit issued for such Person's account and in respect of acceptances of drafts drawn by such Person.

      (viii) "MARKETABLE SECURITIES" shall mean any interest bearing debt obligations owned by (x) Borrower and its wholly-owned Subsidiaries for the purpose of Section 9.21.1, and (y) and for all other purposes by Borrower and its Consolidated Subsidiaries (excluding directors' qualifying shares) of Borrower (without duplication of items included as Cash Equivalents) which meet the definition of marketable securities under GAAP. Such amounts shall exclude common or preferred stock. Such securities shall include obligations issued by the U.S. Treasury and other agencies of the U.S. government, corporate bonds, bank notes, mortgage and asset backed securities, finance company securities, and auction rate preferred stocks. Such securities shall be rated investment grade (BBB or better for bonds or similar securities, A1/P1 for commercial paper and notes) and which are otherwise reasonably liquid investments.

      (ix) "OPERATING INCOME" shall mean the Consolidated Net Income of Borrower and its Consolidated Subsidiaries without deduction for taxes, interest expense, interest income, income attributable to minority interests held by Borrower and the before-tax effects of non-operating non-cash items including, but not limited to, write-off of acquired technology or acquired research and development, which, in accordance with GAAP, may be charged to income.

      (x) "SUBORDINATED DEBT" shall mean Indebtedness of Borrower and its Subsidiaries that by its terms is fully subordinated to the payment and enforcement of the Loans in a manner reasonably satisfactory to Lender.

      (xi) "TANGIBLE NET WORTH" shall mean the Consolidated Net Worth of Borrower less all intangible assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP on a Consolidated basis plus all indebtedness of the Borrower that is subordinated to the full repayment of the Obligations in a manner satisfactory to Lender.

      (xii) "TOTAL LONG TERM SENIOR LIABILITIES" shall mean all Indebtedness of the Borrower and its Consolidated Subsidiaries on a Consolidated basis, excluding Current Liabilities and Indebtedness which is Subordinated Debt."

      All cross-references to the subsections of 9.21 or the defined terms in
Section 9.21.5 of the Original Agreement are amended to reflect the foregoing changes to Section 9.21 and to the subsections included therein and to terms defined above.

      3.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Third Amendment, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Third Amendment:

             (a) The Borrower has full corporate power and authority to execute and deliver this Third Amendment, and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and to perform its obligations hereunder and thereunder and under the Original Agreement as amended hereby. This Third Amendment and each of the other agreements, documents and instruments executed by the Borrower in connection herewith or contemplated hereby, has been duly authorized, executed and delivered by the Borrower, and does not contravene any law, rule or regulation applicable to the Borrower or any of the terms of its Articles of Organization or by-laws or any other material indenture, agreement or undertaking to which the Borrower is a party. The obligations of the Borrower hereunder, and under the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and under the Original Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

            (b) On the date hereof each of the representations and warranties in the Original Agreement are true, accurate and complete in all material respects.

            (c) Upon the execution and delivery of this Third Amendment and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and the satisfaction of each of the conditions precedent set forth in Section 4 of this Third Amendment, no Default or Event of Default shall exist and be continuing.

      4. CONDITIONS PRECEDENT. The agreements contained herein and the amendments contemplated hereby shall become effective on the date (the "Effective Date") when Borrower shall have executed this Third Amendment and shall have delivered the same to the Lender and when each of the following conditions shall have been fulfilled:

            (a) EXECUTION OF DOCUMENTS. ETC. Each of this Third Amendment and any other agreements, documents and instruments to be executed and/or delivered in connection herewith and therewith (collectively the "Transaction Documents") shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date of this Third Amendment.

            (b) PROCEEDINGS: RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the execution and delivery of this Third Amendment and the other Transaction Documents shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information and copies of all documents, including without limitation, records of requisite corporate action and proceedings which the Lender or its counsel may have requested in connection therewith, such documents where requested by the Lender or its counsel to be certified by appropriate persons or governmental authorities.

            (c) MATERIAL LITIGATION. There shall be no pending or, to the best knowledge of the Borrower, threatened litigation with respect to the Borrower before any court, arbitrator or governmental or administrative body or agency which challenges or relates to (i) the transactions contemplated hereby or (ii) the Loan Documents.

            (d) NO MATERIAL ADVERSE CHANGE. In the judgment of the Lender (a) no event or change in circumstances shall have occurred which has or would have a Material Adverse Effect on the Borrower from that reflected in the financial statements of the Borrower most recently furnished to Lender and (b) no Default or Event of Default shall have occurred and be continuing.

            (e) REPLACEMENT LINE OF CREDIt. All conditions precedent to the closing of the $215,000,000 line of credit under the Credit Agreement shall have been satisfied or waived by the Lender.

      5. REAFFIRMATION AND RATIFICATION OF EXISTING AGREEMENTS. ETC. The
Borrower: (i) reaffirms and ratifies all the obligations to the Lender, in respect of the Original Agreement and the other Loan Documents as amended hereby, (ii) certifies that there are no defenses, offsets or counterclaims thereto as of the date hereof to said obligations, (iii) expressly acknowledges its continuing liability pursuant thereto, (iv) agrees that each of the Original Agreement and the other Loan Documents, as amended hereby, shall remain in full force and effect, enforceable against the Borrower in accordance with its terms, and (v) hereby confirms that such obligations shall survive and continue in accordance with said terms as said documents are amended by this

Third Amendment. Further, the Borrower understands that the Lender is relying on these representations as a basis for entering into this Third Amendment.

     6.    MISCELLANEOUS.

            (a) This Third Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

            (b) This Third Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

            (c) The headings of the several sections of this Third Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment.

            (d) This Third Amendment effectively amends the Original Agreement in accordance with the terms hereof and supersedes and replaces the First Amendment and the Second Amendment. This Third Amendment, together with the other Transaction Documents, and the Loan Documents, as modified by this Third Amendment, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiation, agreements and understandings relating to such subject matter.

            (e) BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD AMENDMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS THIRD AMENDMENT AND MAKE REVOLVING CREDIT LOANS.

            (f) Borrower shall pay on demand the costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred by Lender in connection with the negotiation, documentation, administration and enforcement of this Third Amendment.

     IN WITNESS WHEREOF, this Third Amendment has been duly executed and delivered as a sealed instrument at Boston, Massachusetts as of the 28th day of June, 1996.


                                        GENZYME CORPORATION

                                        By: /s/ David J. McLachlan
                                           ----------------------------------
                                           David J. McLachlan
                                           Senior Vice President, Finance


                                        FLEET NATIONAL BANK

                                        By: /s/ Catherine M. Bruton
                                           ---------------------------------
                                           Catherine M. Bruton, Vice President

                                  June 28, 1996

Fleet National Bank
75 State Street
Boston, MA 02109

Ladies and Gentlemen:

      Reference is made to the Credit Agreement of even date between the undersigned and Fleet National Bank. All capitalized terms not otherwise defined in this letter shall have the definitions found in the Credit Agreement.

      In addition to the fees payable to the Lender pursuant to Section 2.9 of the Credit Agreement, Borrower agrees to pay to Lender the following additional compensation:

      1. SECOND STRUCTURING FEE. The Borrower shall pay to the Lender a second structuring fee equal to twenty (20) basis points (.20%) on the amount by which the Revolving Credit Commitment on the ninety-first (91st) day after the Closing Date exceeds the Minimum Revolving Credit Commitment.

      2. ADMINISTRATIVE FEE. In the event that Lender sells participation interests or assigmnents in the Revolving Credit Loans and Revolving Credit commitment after the Initial Loan Period, the Borrower shall pay to the Lender an annual administration fee of $10,000 due and payable on the ninety-first
(91st) day after the Closing Date and on each anniversary of the Closing Date while the Revolving Credit Commitment remains in effect or any Revolving Credit Loans are outstanding.

      This letter agreement is made subject to the terms and conditions of the Credit Agreement, which are incorporated herein by reference and made a part hereof.

      Executed as an instrument under seal on the 28th day of June, 1996.

                                       GENZYME CORPORATION

                                       By: /s/ David J. McLachlan
                                          -------------------------------
                                          David J. McLachlan
                                          Senior Vice President, Finance
Agreed:

FLEET NATIONAL BANK

By: /s/ Catherine M. Bruton
    -------------------------------------
    Catherine M. Bruton, Vice President